Exhibit 10.2

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of July 31, 2015 by and among Boulevard Acquisition Corp., a Delaware corporation (the “Company”), Rohm and Haas Company, a Delaware corporation (“ROH”), The Dow Chemical Company, a Delaware corporation (“TDCC”) and the other undersigned parties listed on the signature page hereto (the “Founding Holders”).  Capitalized terms used, but not otherwise defined, herein shall have the meanings set forth in the Purchase Agreement (as hereinafter defined).

RECITALS

WHEREAS, the Company and TDCC are parties to that certain Stock Purchase Agreement, dated as of April 30, 2015 (as amended, modified, supplemented or waived from time to time, the “Purchase Agreement”) pursuant to which the Company will, among other things, purchase the AF Interests (the “Stock Purchase Transactions”);

WHEREAS, the Founding Holders own shares of Common Stock and warrants exercisable for shares of Common Stock and are agreeing to the covenants herein as a condition to the obligation of TDCC to consummate the Stock Purchase Transactions;

WHEREAS, ROH, as TDCC’s designated affiliate, is acquiring shares of Common Stock in connection with the Stock Purchase Transactions;

WHEREAS, TDCC, the Company and Avenue Special Opportunities Fund II, L.P. (“Sponsor Affiliate”) are parties to that certain Standby Agreement, dated as of April 30, 2015 (as amended, modified, supplemented or waived from time to time, the “Standby Agreement”) pursuant to which TDCC and Sponsor Affiliate committed to purchase up to an aggregate amount of 5,000,000 shares of Common Stock, subject to the terms and conditions set forth therein; and

WHEREAS, the Company’s execution and delivery of this Agreement is a condition to TDCC’s obligations under the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

AGREEMENT

1.                                      Definitions.  The following terms shall have the following meanings for purposes of this Agreement:

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made)

not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” has the meaning set forth in the preamble.

“Annual Financial Statements” has the meaning set forth in Section 12(a).

“Board” means the Board of Directors of the Company.

“Business Day” means any day of the year other than (a) any Saturday or Sunday or (b) any other day on which banks located in New York, New York are authorized or required to be closed for business.

“Charter” means the certificate of incorporation of the Company, as amended.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Company Auditors” has the meaning set forth in Section 12(c)(i).

“Company Remediation Period” has the meaning set forth in Section 13(b).

“Consolidation Notice” has the meaning set forth in Section 13(b).

“Consolidation Risk” has the meaning set forth in Section 13(b).

“Demand Registrations” has the meaning set forth in Section 2(a).

“Demanding Holder” has the meaning set forth in Section 2(a).

“Dow Registrable Securities” means (i) any shares of Common Stock originally issued to ROH or TDCC pursuant to the Stock Purchase Transactions and the transactions contemplated by the Standby Agreement, (ii) any warrants that are acquired by ROH pursuant to the Warrant Purchase Agreement, (iii) any Common Stock issued or issuable with respect to the securities referred to in clauses (i) or (ii) by way of a stock dividend or stock split or stock conversion or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iv) any other Common Stock or other equity security of the Company (including shares of Non-Voting Common Stock and the shares of Common Stock issued or issuable upon the exercise of any other equity securities of the Company) acquired by TDCC or its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Expiration Date” means the first date that the TDCC Ownership Percentage is less than ten percent (10%).

“Filing Requirement” has the meaning set forth in Section 11(f).

“Form S-1” has the meaning set forth in Section 2(a).

“Form S-3” has the meaning set forth in Section 4.

“Founder Registrable Securities” means the 5,512,500 shares of Common Stock held as the date hereof by the Founding Holders and any shares issued to Sponsor Affiliate pursuant to the consummation of the transactions contemplated by the Standby Agreement.

“Founding Holders” has the meaning set forth in the preamble.

“GAAP” means United States generally accepted accounting principles as in effect as of the date or for the period, as the case may be, implicated by the relevant provision of this Agreement.

“Governmental Authority” means any supra-national, federal, state, local or foreign government or other political subdivision thereof or any entity, body, authority, agency, commission, court, tribunal or judicial body exercising executive, legislative, judicial, regulatory or administrative law functions, including quasi-governmental entities established to perform such functions.

“Holder” means each signatory to this Agreement that is a holder of Registrable Securities (other than the Company) and any Person that acquires Registrable Securities from a signatory to this Agreement.

“Law” means any law, statute, regulation, ordinance, rule, code, order, decree, requirement or rule of law (including common law) enacted, promulgated or imposed by any Governmental Authority.

“Maximum Number of Securities” has the meaning set forth in Section 2(d).

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“NASDAQ” means The NASDAQ Capital Market.

“Non-Dow Registrable Securities” means any Registrable Security that is held by a Holder other than TDCC or its Subsidiaries.

“Non-Voting Common Stock” means the non-voting common stock, par value $0.0001 per share, of the Company.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Private Placement Warrants” means the 6,160,000 warrants held as the date hereof by the Founding Holders.

“Pro Rata” has the meaning set forth in Section 2(d).

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Registrable Securities” mean (a) the Founder Registrable Securities, (b) the Dow Registrable Securities (c) the Private Placement Warrants (including any shares of Common Stock issued or issuable upon the exercise of any such Private Placement Warrants), (d) any outstanding share of Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement and (e) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such security shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such security shall have become effective under the Securities Act and such security shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such security shall have been otherwise transferred, a new certificate for such security not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such security shall not require registration under the Securities Act; (C) such security shall have ceased to be outstanding; or (D) such security have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” means the out-of-pocket expenses of a Registration, including (A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority) and any securities exchange on which Common Stock is then listed; (B) fees and out-of-pocket expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities); (C) printing, messenger, telephone and delivery expenses; (D) reasonable fees and disbursements of counsel for the Company; (E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and (F) reasonable fees and out-of-pocket expenses of one (1) legal counsel selected by the majority-in-

interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” has the meaning set forth in Section 2(a).

“Required Holder Financial Information” has the meaning set forth in Section 11(a).

“Required TDCC Financial Information” has the meaning set forth in Section 12(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Sponsor Affiliate” has the meaning set forth in the recitals to this Agreement.

“Standby Agreement” has the meaning set forth in the recitals to this Agreement.

“Stock Purchase Transactions” has the meaning set forth in the recitals to this Agreement.

“Sub Board” has the meaning set forth in Section 11(d).

“Sub Board Representative” has the meaning set forth in Section 11(d).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

“TDCC” has the meaning set forth in the preamble.

“TDCC Ownership Percentage” means, as of any date of determination, a fraction (expressed as a percentage), (i) the numerator of which is the total number of outstanding shares of Common Stock and Non-Voting Common Stock owned, directly or indirectly, by TDCC and its Subsidiaries as of such date of determination, and (ii) the denominator of which is the aggregate outstanding shares of Common Stock and Non-Voting Common Stock as of such date of determination.

“TDCC Public Filings” has the meaning set forth in Section 12(b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Warrant Purchase Agreement” means that certain warrant purchase agreement dated as of the date hereof, by and among TDCC, ROH, Boulevard Acquisition Corp. LLC and Boulevard Acquisition Sponsor, LLC.

2.                                      Demand Registration.

(a)                                 Request for Registration.  Subject to the provisions of Section 2(d) and Section 5, at any time and from time to time, (x) one or more of the Holders of Dow Registrable Securities or (y) one or more of the Holders of Non-Dow Registrable Securities (the “Demanding Holders”) may make a written demand for Registration of all or a portion of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”).  The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company.  Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than forty-five (45) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant such the Demand Registration.  Under no circumstances shall the Company be obligated to (i) effect any Registration pursuant to a Demand Registration for which the aggregate price to the public of the Registrable Securities requested to be registered by the Demanding Holders is less than $10,000,000 or (ii) effect (A) more than an aggregate of eight (8) Registrations pursuant to a Demand Registration on behalf of the Holders of the Dow Registrable Securities or (B) more than an aggregate of three (3) Registrations pursuant to a Demand Registration on behalf of the Holders of the Founder Registrable Securities pursuant to a Demand Registration under this Section 2(a) with respect to any or all Registrable Securities; provided, however, that a Registration shall not be counted for such purposes unless a Form S-1 or any similar long-form registration statement that may be available at such time (“Form S-1”) has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Form S-1 Registration have been sold in accordance with Section 6.

(b)                                 Effective Registration.  Notwithstanding the provisions of Section 2(a) or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (x) the Registration Statement filed with the SEC with respect to a Registration pursuant to a Demand Registration has been declared effective by the SEC and (y) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the SEC or any other Governmental Authority, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

(c)                                  Underwritten Offering.  Subject to the provisions of Section 2(d) and Section 5, if a majority-in-interest of the Demanding Holders so advise the Company in their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein.  All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2(c) shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration.

(d)                                 Reduction of Underwritten Offering.  If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell and Common

Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the number of Registrable Securities that such Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that such Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 3(a), without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), Common Stock or other equity securities of other Persons that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

(e)                                  Demand Registration Withdrawal.  If the managing Underwriter of any Underwritten Offering advises the Demanding Party that the Registrable Securities covered by the Registration Statement cannot be sold in such offering within a price range acceptable to the Demanding Holder, then the Demanding Holder shall have the right to notify the Company that it has determined that the Registration Statement be abandoned or withdrawn with respect to its Registrable Securities, in which event the Company shall abandon or withdraw such Registration Statement and notify all other Holders participating in such Demand Registration.  In such event, such withdrawn Registration shall not be counted as a Demand Registration effected under Section 2(a).  Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this Section 2(e).

(f)                                   Selection of Underwriters.  The Demanding Holders requesting a Demand Registration shall be entitled to select the Underwriters and their counsel to manage such Demand Registration.

3.                                      Piggyback Registration.

(a)                                 Piggyback Rights.  If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including pursuant to Section 2), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”).  The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 3(a) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.  All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 3(a) shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

(b)                                 Reduction of Piggyback Registration.  If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Common Stock that the Company desires to sell, taken together with (i) Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant Section 3, and (iii) Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(i)                                     If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 3(a), Pro Rata, that can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(ii)                                  If the Registration is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, Common Stock or other equity securities, if any, of such requesting Persons, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 3(a), Pro Rata, that can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Common Stock or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons, which can be sold without exceeding the Maximum Number of Securities.

(c)                                  Piggyback Registration Withdrawal.  Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Piggyback Registration.  The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the SEC in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement.  Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 3(c).

(d)                                 Unlimited Piggyback Registration Rights.  For purposes of clarity, any Registration effected pursuant to Section 3 shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.

(e)                                  Selection of Underwriters.  If any Piggyback Registration is an Underwritten Offering, the Company will have the right to select the Underwriters and to manage such offering.

4.                                      Registrations on Form S-3.  The Holders of Registrable Securities may at any time, and from time to time, request in writing that the Company, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the SEC), register the resale of any or all of their Registrable Securities on Form S-3 (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an Underwritten Offering.  Within five (5) days of the Company’s receipt of a written request from a Holder or Holders of Registrable Securities for a Registration on Form S-3, the Company shall promptly give written notice of the proposed Registration on Form S-3 to all other Holders of Registrable Securities, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Registration on Form S-3 shall so notify the Company, in writing, within ten (10) days after the receipt by the Holder of the notice from the Company.  As soon as practicable thereafter, but not more than twelve (12) days after the Company’s initial receipt of such written request for a Registration on Form S-3, the Company shall register all or such portion of such Holder’s Registrable Securities as are specified in such written request, together with all or such portion of Registrable Securities of any other Holder or Holders joining in such request as are specified in the written notification given by such Holder or Holders; provided, however, that the Company shall not be obligated to effect any such Registration pursuant to this Section 4 if (i) a Form S-3 is not available for such offering; or (ii) the Holders of Registrable Securities, together with the Holders of any other equity securities of the Company entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public of less than $5,000,000.

5.                                      Restrictions on Registration Rights.  If (a) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company-initiated Registration, the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to Section 2(a) and it continues to actively employ, in good faith, its reasonable best efforts to cause the applicable Registration Statement to become effective (to the extent not yet effective); (b) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (c) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement.  In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period.

6.                                      General Procedures.  If the Company is required to effect the Registration of Registrable Securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

(a)                                 prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

(b)                                 prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(c)                                  prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

(d)                                 prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(e)                                  cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(f)                                   provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(g)                                  advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(h)                                 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel;

(i)                                     notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 9;

(j)                                    permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such Person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

(k)                                 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

(l)                                     on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority in interest of the participating Holders;

(m)                             in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

(n)                                 make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(o)                                 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable best efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

(p)                                 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

7.                                      Registration Expenses.  The Registration Expenses of all Registrations shall be borne by the Company.  It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable out-of-pocket fees and expenses of any legal counsel representing the Holders.

8.                                      Requirements for Participation in Underwritten Offerings.  No Person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

9.                                      Suspension of Sales; Adverse Disclosure.  Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.  If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose.  In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities.  The Company shall immediately notify the Holders in writing of the expiration of any period during which it exercised its rights under this Section 9.

10.                               Reporting Obligations.  As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be reporting under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings.  The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions.  Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

11.                               Covenants.

(a)                                 Financial Statements and Other Information.  The Company shall deliver to each Holder of Dow Registrable Securities:

(i)                                     as soon as available but in any event within thirty (30) days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, which shall also set forth in each case (unless expressly waived by TDCC) comparisons to the Company’s annual budget and to the corresponding period in the preceding fiscal year, all prepared in the English language, with figures expressed in United States Dollars and in accordance with GAAP, consistently applied;

(ii)                                  within forty-five (45) days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, which shall also set forth in each case (unless expressly waived by TDCC) comparisons to the Company’s annual budget and to the corresponding period in the preceding fiscal year, and all such items shall be prepared in the English language, with figures expressed in United States Dollars and in accordance with GAAP, consistently applied and shall be certified by a senior executive officer of the Company;

(iii)                               for so long as the provisions of Section 12 are applicable, within forty-five (45) days after the end of each fiscal year, consolidating and consolidated statements of income, cash flows and shareholders’ equity of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, which shall also set forth in each case (unless expressly waived by TDCC) comparisons to the Company’s annual budget and to the preceding fiscal year, all prepared in the English language, with figures expressed in United States Dollars and in accordance with GAAP, consistently applied, and audited in accordance with the auditing standards of the Public Company Accounting Oversight Board and accompanied by (A) with respect to the consolidated portions of such statements, an opinion containing no material exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing and (B) when applicable, a copy of such firm’s annual management letter to the Board;

(iv)                              promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company’s or its Subsidiaries’ operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

(v)                                 not later than forty-five (45) days after the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets; and

(vi)                              with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Holder entitled to receive information under this Section 11(a) may reasonably request by written inquiry or otherwise, in order to prepare financial or other reports required by applicable Law or as otherwise required in connection with the operation of the business of such Holder or its Subsidiaries.

Each of the financial statements referred to in subparagraphs (i), (ii) and (iii) above shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the business, condition (financial or otherwise), operating results, assets, liabilities, operations, business prospects or customer, supplier or employee relations of the Company and its Subsidiaries taken as a whole).

If the Company reasonably determines that it is unable to timely deliver to the Holder of the Dow Registrable Securities any portion of the information required to be delivered by it pursuant to this Section 11(a) (such information, the “Required Holder Financial Information”), then, at the request of the Company, the Holder of the Dow Registrable Securities and the Company shall cooperate in good faith to agree to mutually acceptable extensions of the deadlines for the delivery of such portion of the Required Holder Financial Information that the Company shall have reasonably determined it is unable to timely deliver. Notwithstanding the foregoing, the Holder of the Dow Registrable Securities shall have no obligation to agree to any such extension that would materially adversely affect the ability of such Holder, TDCC or any Subsidiary of TDCC to timely make any filing required by applicable Law.

(b)                                 Inspection Rights.  The Company shall permit any representatives designated by any Holder of Dow Registrable Securities, upon reasonable notice and during normal business hours to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries.  The presentation of an executed copy of this Agreement by any such Holder to the Company’s independent accountants shall constitute the Company’s permission to its independent accountants to participate in discussions with such Persons.

(c)                                  TDCC Common Stock Ownership.  The Company shall not, without the prior written consent of TDCC, directly or indirectly, take any action that would result in the TDCC Ownership Percentage exceeding forty-five percent (45%).

(d)                                 Subsidiary Boards.  Subject to applicable Law, from the date of this Agreement until the Expiration Date, at the request of ROH, the Company shall take all necessary action to cause the Preferred Director (or any person designated by the Preferred Director) to be elected to the board of directors (or similar governing body) of each Subsidiary of the Company (each, a “Sub Board”).  The Preferred Director (or its designee, if applicable) shall be entitled to fees, other compensation and reimbursement of expenses paid to Sub Board members who are not employees of the Company or its Subsidiaries.

(e)                                  Board Committees.  Subject to applicable Law (including applicable Tax regulations) and applicable stock exchange rules, from the date of this Agreement until the earlier of (i) the Expiration Date and (ii) the death, resignation, removal or disqualification of the applicable director nominated to the Board pursuant to Section 5.17(f) of the Purchase Agreement, the Company shall take all necessary action to cause each director nominated to the Board pursuant to Section 5.17(f) of the Purchase Agreement to be appointed to each committee of the Board that does not have the Preferred Director as a member.

(f)                                   Competition Law Compliance.  ROH agrees to reasonably cooperate with the Company from and after the Closing in connection with making any filings and seeking all waivers, expirations or terminations of waiting periods, clearances, Consents or orders in each case that are required to be made or obtained by the Company or its Affiliates pursuant to any Competition Law by any Governmental Authority that, by the terms of such Competition Law, require the participation of ROH in connection with such waiver, expiration or termination of a waiting period, clearance, Consent or order (any such requirement or action, a “Filing Requirement”); provided, however, that such reasonable cooperation shall not be deemed to include any requirement that ROH or any of its Affiliates incur out-of-pocket expenses (other than as may be directly required pursuant to the terms of the applicable Filing Requirement, such as filing fees), commence, defend or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any third party (including any Governmental Authority).  ROH shall have the right to elect, by written notice to the Company, to convert all or any portion of its Common Stock into shares of Non-Voting Common Stock, the terms of which shall be identical in all respects to the Common Stock except that, only for so long as such Equity Interests are held by TDCC or its Subsidiaries, such Equity Interests shall have no right to vote on any matter on which holders of Common Stock are entitled to vote under the Charter.  Upon written notice from TDCC pursuant to the immediately preceding sentence, the Company shall convert such Common Stock as contemplated pursuant to this Section 11(f).

12.                               Special Financial Procedures, Controls, Reports and Related Matters.

(a)                                 Financial Information.

(i)                                     In addition to the reports and financial statements required to be delivered by the Company pursuant to this Agreement, the Company will, and will cause each of its Subsidiaries to, maintain disclosure controls and procedures and internal control over financial reporting as defined in Exchange Act Rule 13a-15, and the Company will, and will cause each of its officers to, make such disclosures and certifications as are required by the Exchange Act with respect thereto.

(ii)                                  The Company will, and will cause each of its Subsidiaries to, maintain a fiscal year that commences and ends on the same calendar days as TDCC’s fiscal year commences and ends, and to maintain monthly and quarterly accounting periods that commence and end on the same calendar days as TDCC’s monthly and quarterly accounting periods commence and end;

(iii)                               While the provisions of this Section 12 are applicable, no later than five (5) Business Days after the end of each of the Company’s monthly accounting periods following the date hereof, the Company will deliver to TDCC such financial information for such period as is reasonably necessary such that TDCC may report its equity in earnings from the Company and its Subsidiaries for such period and such other financial information that TDCC may reasonably request in connection with its preparation of financial statements and notes to financial statements for such period;

(iv)                              Notwithstanding any time periods to the contrary in Section 11(a), while the provisions of this Section 12 are applicable, no later than five (5) Business Days after the end of each of the Company’s fiscal quarters following the date hereof, the Company will deliver to TDCC such financial information for such period as is reasonably necessary such that TDCC may report its equity in earnings from the Company and its Subsidiaries for such period and such other financial information that TDCC may reasonably request in connection with its preparation of financial statements and notes to financial statements for such period.  In any event no later than fourteen (14) days after the end of each of the Company’s fiscal quarters, the Company will deliver to TDCC drafts of the following (which may be preliminary):

A.                                    (1) the consolidated financial statements of the Company and its Subsidiaries (and notes thereto) for such periods and for the period from the beginning of the current fiscal year to the end of such quarter, setting forth in each case in comparative form for each such fiscal quarter of the Company the consolidated figures (and notes thereto) for the corresponding quarter and periods of the previous fiscal year and all in reasonable detail and prepared in accordance with Article 10 of Regulation S-X and GAAP and (2) attestations of the Company’s principal executive and financial officers in substantially the forms required under SEC rules for periodic reports and in form and substance reasonably satisfactory to TDCC relating to such financial statements; and

B.                                    a discussion and analysis by the Company’s management of the Company’s and its Subsidiaries’ financial condition and results of operations for such fiscal period, including an explanation of any material period-to-period change and any off-balance sheet transactions, all in reasonable detail and prepared in accordance with Item 303(b) and 305 of Regulation S-K.

A draft of the Company’s report on Form 10-Q containing the information described in (A) and (B) above for such quarter that is delivered when required by this Section 12(a)(iv) shall be deemed to satisfy the requirements of this Section 12(a)(iv).  No later than twenty-one (21) days after the end of each of the Company’s fiscal quarters, the Company will deliver to TDCC the final form of its quarterly report on Form 10-Q and certifications thereof by the Company’s principal executive and financial officers in substantially the forms required under SEC rules for periodic reports and in form and substance reasonably satisfactory to TDCC.  Notwithstanding anything to the contrary in this Section 12(a)(iv), the Company will use its reasonable best efforts to file its quarterly report on Form 10-Q with the SEC on the same date that TDCC files TDCC’s quarterly financial statements with the SEC unless otherwise required by applicable Law or as otherwise reasonably agreed between the parties after due consideration to, among other things, the securities Laws implications of filing on different dates.

(v)                                 Notwithstanding any time periods to the contrary in Section 11(a), while the provisions of this Section 12 are applicable, no later than fourteen (14) days after the end of the Company’s fiscal year, the Company will deliver to TDCC the following (which may be preliminary):

A.                                    (1) any financial and other information and data with respect to the Company and its Subsidiaries and their business, properties, financial position, results of operations and prospects as is reasonably requested by TDCC in connection with the preparation of TDCC’s financial statements and annual report on Form 10-K and (2) a discussion and analysis by the Company’s management of the Company and its Subsidiaries’ financial condition and results of operations for such year, including an explanation of any material period-to-period change and any off-balance sheet transactions, all in reasonable detail and prepared in accordance with Items 303(a) and 305 of Regulation S-K; and

B.                                    (1) drafts of the consolidated financial statements of the Company and its Subsidiaries (and notes thereto) for such year, setting forth in each case in comparative form the consolidated figures (and notes thereto) for the previous fiscal years and all in reasonable detail and prepared in accordance with Regulation S-X and GAAP and (2) attestations of the Company’s principal executive and financial officers in substantially the forms required under SEC rules for periodic reports and in form and substance reasonably satisfactory to TDCC relating to such financial statements.

The information described in (A) and (B) above is referred to in this Agreement as the “Annual Financial Statements” and a draft of the Company’s report on Form 10-K containing the information described in (A) and (B) above for such annual period that is delivered when required by this Section 12(a)(v) shall be deemed to satisfy the requirements of this Section 12(a)(v).  The Company will deliver to TDCC all revisions to such drafts as soon as any such revisions are prepared or made.  No later than thirty (30) days after the end of the Company’s fiscal year, the Company will deliver to TDCC the final form of its annual report on Form 10-K and certifications thereof by the Company’s principal executive and financial officers in substantially the forms required under SEC rules for periodic reports and in form and substance reasonably satisfactory to TDCC, accompanied by an opinion on the annual financial statements included therein by the Company’s independent certified public accountants.  Notwithstanding anything to the contrary in this Section 12(a)(v), the Company will use its reasonable best efforts to file its Annual Financial Statements with the SEC on the same date that TDCC files TDCC’s Annual Financial Statements with the SEC unless otherwise required by applicable Law or as otherwise reasonably agreed between the parties after due consideration to, among other things, the securities Law implications of filing on different dates.

(vi)                              With reasonable promptness, the Company and its Subsidiaries will deliver to TDCC such additional audited and unaudited financial statements, financial and other information and data with respect to the Company and its Subsidiaries and their business, properties, financial positions, results of operations and prospects as from time to time may be reasonably requested by TDCC, including such financial information and comfort letters as may be requested or required in connection with the sale or registration of securities by TDCC, ROH or any of their Affiliates.

If the Company reasonably determines that it is unable to timely deliver to TDCC any portion of the information required to be delivered by it pursuant to Section 12(a), Section 12(b) or Section 12(c) (such information, the “Required TDCC Financial Information”), then, at the request of the Company, TDCC and the Company shall cooperate in good faith to agree to mutually acceptable extensions of the deadlines for the delivery of such portion of the Required TDCC Financial Information that the Company shall have reasonably determined it is unable to timely deliver.

Notwithstanding the foregoing, TDCC shall have no obligation to agree to any such extension that would materially adversely affect the ability of TDCC or any Subsidiary of TDCC to timely make any filing required by applicable Law.

(b)                                 Cooperation on TDCC Filings.

(i)                                     The Company will cooperate fully, and cause its auditors and other Representatives to cooperate fully, with TDCC to the extent requested by TDCC in the preparation of TDCC’s public earnings or other press releases, Quarterly Reports on Form 10-Q, Annual Reports to Stockholders, Annual Reports on Form 10-K, any Current Reports on Form 8-K and any other proxy, information and registration statements, reports, notices, prospectuses and any other filings made by TDCC with the SEC, any national securities exchange or otherwise made publicly available (collectively, the “TDCC Public Filings”).

(ii)                                  The Company agrees to provide to TDCC all information that TDCC reasonably requests in connection with any TDCC Public Filings or that, in the judgment of TDCC’s legal advisors, is required to be disclosed or incorporated by reference therein under any Law.  The Company will provide such information in a timely manner on the dates requested by TDCC (which may be earlier than the dates on which the Company otherwise would be required hereunder to have such information available) to enable TDCC to prepare, print and release all TDCC Public Filings on such dates as TDCC will determine but in no event later than as required by applicable Law.  The Company will use its reasonable best efforts to cause the Company’s auditors and other Representatives to consent to any reference to them as experts in any TDCC Public Filings required under any Law and to provide their consent to the incorporation of their reports in TDCC Public Filings.

(iii)                               If and to the extent requested by TDCC, the Company diligently and promptly will review all drafts of such TDCC Public Filings and prepare in a diligent and timely fashion any portion of such TDCC Public Filing pertaining to the Company.

(iv)                              Prior to any printing or public release of any TDCC Public Filing, an appropriate executive officer of the Company will, if requested by TDCC, certify that the information relating to any the Company and/or any of its Subsidiaries and/or any of their respective businesses in such TDCC Public Filing is accurate, true, complete and correct in all material respects.

(c)                                  Auditors and Audits; Annual Financial Statements and Accounting.

(i)                                     The Company and TDCC agree that Deloitte & Touche LLP (or its affiliate accounting firms) shall be engaged as promptly as practicable after the date hereof to serve as the Company’s (and the Company’s Subsidiaries’) independent certified public accountants (the “Company’s Auditors”), and the Company shall not select a different accounting firm to serve as the Company’s Auditors without TDCC’s prior written consent (which will not be unreasonably withheld); provided that nothing herein shall prevent a change in the Company’s Auditors to the extent that the Company’s Board or its audit committee determines that a change is reasonably necessary in order for the members thereof to comply with their fiduciary duties.

(ii)                                  The Company will provide to TDCC on a timely basis all information that TDCC reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of the TDCC Annual Financial Statements in accordance with Sections 12(a) through 12(f) and as required by applicable Law.  Without limiting the generality of the foregoing, the Company will provide all required financial information with respect to the Company and its Subsidiaries to the Company’s Auditors in a sufficient and reasonable time and in sufficient detail to permit the Company’s Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to TDCC’s auditors with respect to information to be included or contained in the TDCC Annual Financial Statements.

(iii)                               The Company will authorize the Company’s Auditors to make available to TDCC’s auditors both the personnel who performed, or are performing, the annual audit of the Company and work papers related to the annual audit of the Company, in all cases within a reasonable time prior to the Company’s Auditors’ opinion date, so that TDCC’s auditors are able to perform the procedures they consider necessary to take responsibility for the work of the Company’s Auditors as it relates to TDCC’s auditors’ report on TDCC’s statements, all within sufficient time to enable TDCC to meet its timetable for the printing, filing and public dissemination of the TDCC Annual Financial Statements.

(iv)                              If TDCC determines in good faith that there may be some inaccuracy in the financial statements of the Company or any its Subsidiaries or deficiency in such Person’s internal accounting controls or operations that could materially impact TDCC’s financial statements, at TDCC’s request, the Company will provide TDCC’s internal auditors or any public accounting firm or consultant retained by TDCC with access to the books and records of the Company and its Subsidiaries so that TDCC may conduct reasonable audits relating to the financial statements provided by the Company under this Agreement as well as to the internal accounting controls and operations of the Company and its Subsidiaries.

(d)                                 Notice of Changes.  Subject to Section 11(a) and Section 12(c), the Company will give TDCC as much prior notice as reasonably practicable of any proposed determination of, or any significant changes in, the Company’s accounting estimates or accounting principles with respect to the business from those in effect with respect to the business as of immediately prior to the Closing.  The Company will consult with TDCC and, if requested by TDCC, the Company will consult with TDCC’s auditors with respect thereto.  The Company will not make any such determination or changes without TDCC’s prior written consent (not to be unreasonably withheld) if such a determination or a change would be sufficiently material to be required to be disclosed in the Company’s or TDCC’s financial statements as filed with the SEC or otherwise publicly disclosed therein; provided that nothing herein shall limit the right of the Company’s Board or its audit committee to make such a determination or change to the extent it determines is reasonably necessary in order for its members to comply with their fiduciary duties.

(e)                                  Special Reports of Deficiencies or Violations.  The Company will report in reasonable detail to TDCC the following events or circumstances promptly (and in any event within two (2) Business Days) after any executive officer of the Company or any member of the Company’s Board becomes aware of such matter:

(i)                                     all material weaknesses or significant deficiencies in the design or operation of internal control over financial reporting that could materially affect or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information (including any corrective actions with regard to significant deficiencies or material weaknesses);

(ii)                                  any significant changes in the internal controls (or any other factors) that are reasonably likely to materially affect the internal control over the Company’s financial reporting;

(iii)                               any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(iv)                              any illegal act within the meaning of Section 10A(b) and (f) of the Exchange Act;

(v)                                 any internal control over financial reporting found to be ineffective, flawed or deficient as of the end of the fiscal year; and

(vi)                              any report of a material violation of Law that an attorney representing the Company and/or any of its Subsidiaries has formally made to any officers or directors of the Company pursuant to the SEC’s attorney conduct rules (17 C.F.R. Part 205).

(f)                                   Applicability of Section 12.  The provisions of this Section 12 shall apply during any and each period(s) in which TDCC and/or any Person affiliated with TDCC (in TDCC’s good faith determination) is required to consolidate the results of operations and financial position of the Company and/or any of its Subsidiaries or to account for its or its Subsidiary’s investment in the Company under the equity method of accounting (determined in accordance with GAAP and consistent with the SEC reporting requirements).

13.                               Lock-up Agreement.

(a)                                 Subject to Section 13(b), during the period commencing on the date hereof and ending on the first anniversary of the date hereof, no Holder shall (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Registrable Securities or any securities convertible into, or exercisable, or exchangeable for, any Registrable Securities owned by such Person, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Registrable Securities or any securities convertible into, or exercisable, or exchangeable for, Registrable Securities owned by such Person, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

(b)                                 If TDCC determines in good faith, in its sole discretion, that maintaining the TDCC Ownership Percentage as of any date of determination would reasonably be expected to require TDCC and/or any Person affiliated with TDCC to consolidate the results of operations and financial position of the Company and/or any of its Subsidiaries (determined in accordance with GAAP and consistent with the SEC reporting requirements) (a “Consolidation Risk”), TDCC shall notify the Company in writing of such Consolidation Risk, the TDCC Ownership Percentage that is, in TDCC’s sole discretion, necessary to remediate such Consolidation Risk, and its plan to remediate such Consolidation Risk (a “Consolidation Notice”).  The Company shall have a period of twenty (20) Business Days following the date of the Consolidation Notice (such period, the “Company Remediation Period”) to engage, with the prior written consent of TDCC (not to be unreasonably withheld), in transactions that would reduce the TDCC Ownership Percentage to a level that remediates the Consolidation Risk.  In the event that TDCC determines that the Consolidation Risk remains following the Company Remediation Period, notwithstanding Section 13(a) and solely to the extent needed to remediate the Consolidation Risk (as determined by TDCC, in its sole discretion), TDCC shall have the right to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Registrable Securities or any securities convertible into, or exercisable, or exchangeable for, any Registrable Securities owned by such Person, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Registrable Securities or any securities convertible into, or exercisable, or exchangeable for, Registrable Securities owned by such Person, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

14.                               Indemnification.

(a)                                 The Company agrees to indemnify, to the extent permitted by Law, each Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein.  The Company shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

(b)                                 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by Law, shall indemnify the Company, its directors and officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.  The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

(c)                                  Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.  No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)                                 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.  The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

(e)                                  If the indemnification provided under this Section 14 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 14(e) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability.  The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 14(a), Section 14(b) and Section 14(c) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 14(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 14(e).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 14(e) from any Person who was not guilty of such fraudulent misrepresentation.

15.                               Other Arrangements.  The Company represents and warrants that no Person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other Person.  Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.  The Company and the Founding Holders hereby terminate the Registration Rights Agreement, dated as of February 12, 2014 by and among the Company and the Founding Holders and any similar agreement, as of the date hereof.  The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement.

16.                               Miscellaneous.

(a)                                 Remedies.  Each of the parties hereto acknowledges that, in the event of any non-performance or breach of this Agreement, the non-performing or non-breaching party, as the case may be would be immediately and irreparably harmed by such non-performance or breach and could not be made whole by monetary damages.  It is accordingly agreed that, with respect to any such non-performance or breach, each party hereto (a) shall waive, in any action for equitable relief (including specific performance, injunctive relief and any other equitable remedy), the defense of adequate remedy at law and (b) shall, in addition to any other right or remedy to which any party hereto may be entitled, at law or in equity (including monetary damages), be entitled to equitable relief (including the compelling of specific performance of this Agreement, injunctive relief and any other equitable remedy) with no obligation to prove actual damages or post any bond in connection therewith.

(b)                                 Amendments and Waivers.  The failure of a party hereto at any time or times to require performance of any provision hereof or claim damages with respect thereto shall in no manner affect its right at a later time to enforce the same.  Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and Holders of a majority of Dow Registrable Securities; provided that if any such amendment or waiver would adversely affect in any material manner the rights of any Holders of Registrable Securities relative to other Holders of Registrable Securities similarly situated with respect to such rights under this Agreement, such amendment or waiver must be approved in writing by the Holders of a majority of such Registrable Securities so adversely affected.

(c)                                  Successors and Assigns.  All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or Holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent Holder of Registrable Securities.

(d)                                 No Third Party Beneficiaries.  Except as expressly set forth herein, this Agreement is solely for the benefit of the parties hereto and their respective successors and permitted assigns and, to the extent provided herein, their respective affiliates, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(e)                                  Severability.  If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

(f)                                   Counterparts.  This Agreement may be executed in any number of counterparts (including by .pdf file exchanged via email or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)                                  Other Definitional Provisions and Interpretation.  The headings preceding the text of Articles and Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.  The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement.  The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term.  The use of “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively.  The use of “or” is not intended to be exclusive unless expressly indicated otherwise.  Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually.  Reference to any agreement (including this Agreement), document or instrument shall mean such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof.  Underscored references to Articles, Sections or clauses shall refer to those portions of this Agreement.  The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section, paragraph or clause of this Agreement.  All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined.

(h)                                 Governing Law.  This Agreement shall be governed exclusively by and construed and enforced exclusively in accordance with the internal Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

(i)                                     Notices.  Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service or (b) on the date of transmission if sent by facsimile transmission (receipt confirmed) on a Business Day during or before the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following Business Day.  Such notices, demands and other communications shall be sent to the Company, ROH, TDCC and each Founding Holder at the address indicated on the signature pages hereto or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

*      *      *      *      *

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

BOULEVARD ACQUISITION CORP.

By:	/s/ Stephen S. Trevor

Name:	Stephen S. Trevor
Its:	President, Chief Executive Officer and Secretary
Address:	399 Park Avenue, 6th Floor New York, NY 10022
Attention:	Stephen S. Trevor
Facsimile:	(212) 878-3545

[Signature page to the Investor Rights Agreement]

ROHM & HAAS COMPANY

By:	/s/ Mark Gibson

Name:	Mark Gibson
Its:	Chief Financial Officer and Treasurer

Address:	100 Independence Mall West Philadelphia, PA 19106-2399

Attention:	Chief Legal Officer
Facsimile:	(215) 592-3227

[Signature page to the Investor Rights Agreement]

THE DOW CHEMICAL COMPANY

By:	/s/ Mark Gibson

Name:	Mark Gibson
Its:	Authorized Representative

Address:	2030 Dow Center Midland, MI 48674

Attention:	Corporate Director, M&A
Facsimile:	(989) 636-8907

[Signature page to the Investor Rights Agreement]

/s/ Robert J. Campbell
Robert J. Campbell

Address:	Robert J. Campbell 40 Beck Mack & Oliver 360 Madison Ave. New York, NY 10017

[Signature page to the Investor Rights Agreement]

/s/ Joel Citron
Joel Citron

Address:	Joel Citron Tenth Avenue Holdings, LLC 483 Tenth Avenue, 6th Floor New York, NY 10018

[Signature page to the Investor Rights Agreement]

/s/ Darren Thompson
Darren Thompson

Address:	Darren Thompson 6810 Barrett Lane Bethesda, MD 20814

[Signature page to the Investor Rights Agreement]

BOULEVARD ACQUISITION SPONSOR, LLC

By:	/s/ Sonia Gardner

Name:	Sonia Gardner

Its:	Managing Member

Address:	399 Park Avenue, 6th Floor New York, NY 10022

Attention:	Legal Department

[Signature page to the Investor Rights Agreement]